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REAL ESTATE

MIDLAND LOAN SERVICES

ANNUAL STATEMENT OF COMPLIANCE

of

PNC BANK, NATIONAL ASSOCIATION

d/b/a MIDLAND LOAN SERVICES

Pursuant to the requirements of the applicable Servicing Agreement for the transactions listed on Schedule I hereto, the undersigned, David D. Spotts, as Senior Vice President of Midland Loan Services, a division of PNC Bank, National Association, hereby certifies, subject to any limitations listed on Schedule I hereto, as of the date hereof, solely in his capacity as an officer and not in his individual capacity, as follows:

1.        A review of the Servicer’s activities during the calendar year 2022 (the “Reporting Period”) and of its performance under the Servicing Agreement has been made under the undersigned officer’s supervision; and

2.        To the best of the undersigned officer’s knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Servicing Agreement in all material respects throughout the Reporting Period.

Dated: February 22, 2023

Midland Loan Services, a division of

PNC Bank, National Association

/s/ David D. Spotts

David D. Spotts

Senior Vice President

Member of The PNC Financial Services Group

10851 Mastin Boulevard   Overland Park, Kansas 66210

800-327-8083

www.pnc.com/midland

Schedule I

Barclays Commercial Mortgage Securities LLC

Recipient Role	Deal Name	Series Number	Midland Role
Depositor	Barclays Commercial Mortgage Securities LLC	Series 2013-C6	Master Servicer
Master and Special Servicer of the Santa Anita Mall loan under the UBS-Barclays 2013-C5 PSA.
Depositor	Barclays Commercial Mortgage Securities LLC	Series 2015-STP	Servicer and Special Servicer
Depositor	Barclays Commercial Mortgage Securities LLC	Series 2015-SRCH	Servicer and Special Servicer
Depositor	Barclays Commercial Mortgage Securities LLC	Series 2017-C1	None
Master Servicer of the Wolf chase Galleria loan under the MSBAM 2016-UBS12 PSA.
Master & Special Servicer of the State Farm Data Center loan under the CD 2017-CD3 PSA.
Special Servicer of The Summit Birmingham loan under the BACM 2017-BNK3 PSA.
Depositor	Barclays Commercial Mortgage Securities LLC	Series 2018-C2	None
Special Servicer on the Moffett Towers II - Building 1 loan under the Benchmark 2018-B6 PSA.
Special Servicer on the Virginia Beach Hotel Portfolio loan under the WFCM 2018-C47 PSA.
Special Servicer on the Alex Park South loan under the MSC 2018-L1 PSA.
Depositor	BBCMS Mortgage Trust 2019-C3	Series 2019-C3	Master Servicer and Special Servicer

Master and Special Servicer on the Exchange Right Net Leased Portfolio 24 loan under the CSAIL 2019-C15 PSA, and The Colonnade Office Complex loan and the Southern Motion Industrial Portfolio loan, both under the UBS 2019-C16 PSA.

Primary Servicer on the Heartland Dental Medical Office Portfolio loan under the WFCMT 2019-C50 PSA.
Master Servicer on the ILPT Hawaii Portfolio loan under the ILPT 2019-SURF TSA, and on the GNL Industrial Portfolio and the Exchange Right Net Leased Portfolio 26 loans under the CSAIL 2019-C16 PSA
Depositor	BBCMS Mortgage Trust 2019-C4	Series 2019-C4	Primary Servicer
Master and Special Servicer on the Vanguard Portfolio loan and SWVP Portfolio loan under the BBCMS 2019-C3 PSA and CIRE Equity Retail & Industrial Portfolio loan under the BMARK2019-B12 PSA.

Master Servicer on the Ambler Yards loan under the UBS 2019-C17 PSA, the ILPT Hawaii Portfolio loan under the ILPT 2019-SURF TSA, and the 125 Borinquen Place loan and Visions Hotel Portfolio II loan, both under the MSC 2019-H7 PSA.

Depositor	BBCMS Mortgage Trust 2019-C5	Series 2019-C5	None
Master and Special Servicer on the Uline Arena loan under the CD 2019-CD8 PSA, the Bison Portfolio loan under the CSAIL 2019-C17 PSA, and the Vanguard Portfolio loan under the BBCMS 2019-C3 PSA
Special Servicer on the Caesar’s Bay Shopping Center loan and the Equinix Data Center loan under the WFCM 2019-C53 PSA
Depositor	BBCMS Mortgage Trust 2020-C6	Series 2020-C6	Master and Special Servicer
Master and Special Servicer on the Kings Plaza loan under Benchmark 2020-B17 PSA.
Depositor	BBCMS Mortgage Trust 2020-C7	Series 2020-C7	None
Master and Special Servicer on the F5 Tower loan under the BBCMS 2020-C6 PSA
Depositor	BBCMS Mortgage Trust 2020-C8	Series 2020-C8	Master Servicer
Master Servicer on the McCarthy Ranch loan under the MSC 2020-L4 PSA.
Special Servicer on the PGH17 Self Storage Portfolio loan under the WFCM 2020-C57 PSA.
Depositor	BBCMS Mortgage Trust 2021-C9	Series 2021-C9	Master and Special Servicer
Master Servicer on the McCarthy Ranch loan under the MSC 2020-L4 PSA
Depositor	BBCMS 2021-AGW	Series 2021-AGW	Servicer and Special Servicer
Depositor	BBCMS 2021-C10	Series 2021-C10	None
Master and Special Servicer on the Kings Plaza loan under the BMARK 2020-B17 PSA
Depositor	BBCMS 2021-C11	Series 2021-C11	None
Special Servicer on the One SOHO Square loan under the SOHO 2021-SOHO TSA and the Rollins Portfolio loan under the WFCM 2021-C60 PSA.
Master and Special Servicer on the Kings Plaza loan under the BMARK 2020-B17 PSA
Depositor	STWD Trust 2021-LIH	Series 2021-LIH	Special Servicer
Depositor	BBCMS 2022-C14	Series 2022-C14	Master and Special Servicer
Depositor	BBCMS 2022-C15	Series 2022-C15	Master Servicer
Master and Special Servicer of the 1888 Century Park East loan under BBCMS 2022-C-14 PSA

Master Servicer of the Moon water Office Portfolio and the Bedrock Portfolio loans under Benchmark 2022-B32 PSA, of the Visions Hotel Portfolio III loan under MSC 2022-L8 PSA, and of the Meadowood Mall loan under 3650R 2022-PF2 PSA.

Depositor	BBCMS 2022-C16	Series 2022-C16	Master Servicer
Master Servicer for the Twin Spans Business Park and Delaware River Industrial Park loan under the BBCMS 2022-C15 PSA, and on the Moon water Office Portfolio loan under the Benchmark 2022-B32 PSA

Master Servicer for the Yorkshire & Lexington Towers loan under the CGCMT 2022-GC48 PSA, for the 3075 Olcott loan under the BMO 2022-C2 PSA, and for the 70 Hudson Street loan under the BBCMS 2022-C18 PSA

Master Servicer and Special Servicer for the 1888 Century Park East loan under the BBCMS 2022-C14 PSA
Depositor	BBCMS Mortgage Trust 2022-C17	Series 2022-C17

Master Servicer of 3075 Olcott loan and KB Portfolio loan under the BMO 2022-C2 PSA, of Yorkshire & Lexington Towers loan under the CGCMT 2022-C48 PSA, and of The Shoppes at Eagle Point loan under the BBCMS 2022-C16 PSA

Master and Special Servicer of 39 Broadway loan under Benchmark 2022-B36 PSA and of the Saks Fulfillment Center loan under the BMO 2022-C3 PSA.
Depositor	BBCMS 2022-C18	Series 2022-C18	Master Servicer
Master Servicer of the 469 7th Avenue Loan under the Benchmark 2022-B37 PSA.
Master and Special Servicer of the Phoenix Industrial Portfolio IX loan and the Saks Fulfillment Center loan under BMO 2022-C3 PSA.